Exhibit 4.19


                           NINTH AMENDMENT TO THE
                     AMERICAN STORES RETIREMENT ESTATES
                             (1994 RESTATEMENT)




The American Stores Retirement Estates is hereby amended in the following respects.

     A. Section 8.3(c) shall be amended to add a new subparagraph (4) to the end thereof which shall read as follows:

          (4) Special Rule For Certain Participants. Participants who began receiving distributions under this Section 8.3(c) prior to January 1, 1997 but are currently actively employed by the Employer may elect on such form or forms as the Plan Administrator shall prescribe to stop distributions until such Participant's new Required Beginning Date which shall be determined under Section 8.3(c) (3) above, subject to the terms of any applicable Qualified Domestic Relations Order.

The foregoing amendment shall be effective January 1, 1997.

In Witness Whereof, this instrument of amendment is executed this ____ day of _______1997.

                                    American Stores Company

                                    By:
                                       ------------------------------------
                                    Chairman, Benefit Plans Committee
                                    and Senior Vice President, American
                                    Stores Company